EMPLOYMENT AGREEMENT

This Agreement is entered into as of May 17, 2006, by and between Philip S. Pesin (the “Employee”) and Multi Link Communications, Inc., a Colorado corporation (the “Company”).

1.	Duties and Scope of Employment.

(a)           Position. For the term of his employment under this Agreement (the “Employment”), the Company agrees to employ the Employee in the position of Chief Executive Officer. The Employee shall report to the Company’s Board of Directors (the “Board”).

(b)           Obligations to the Company. During his Employment, the Employee shall devote his full business efforts and time to the Company. The Employee shall comply with the Company’s policies and rules, as they may be in effect from time to time during his Employment.

(c)           No Conflicting Obligations. The Employee represents and warrants to the Company that he is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with his obligations under this Agreement. The Employee represents and warrants that he will not use or disclose, in connection with his Employment, any trade secrets or other proprietary information or intellectual property in which the Employee or any other person has any right, title or interest and that his Employment will not infringe or violate the rights of any other person. The Employee represents and warrants to the Company that he has returned all property and confidential information belonging to any prior employer.

(d)           Commencement Date. The Employee shall commence full-time Employment on May 17, 2006.

2.	Cash and Incentive Compensation.

(a)           Salary. The Company shall pay the Employee as compensation for his services a base salary at a gross annual rate of $360,000. Such salary shall be payable in accordance with the Company’s standard payroll procedures and shall be reviewed annually. (The annual compensation specified in this Subsection (a), as adjusted from time to time, is referred to in this Agreement as “Base Salary.”)

(b)           Incentive Bonuses. The Employee shall be eligible to be considered for an annual incentive bonus. Such bonus (if any) shall be awarded based on objective or subjective criteria established in advance by the Company’s Board or its Compensation Committee. The determinations of the Board or its Compensation Committee with respect to such bonus shall be final and binding. The bonus for a fiscal year (if any) shall be paid within 60 days after the close of such year.

3.       Indemnification, Employee Benefits and Vacation. The Employee shall enter into an Indemnification Agreement with the Company, which is incorporated herein by this reference. During his Employment, the Employee shall be eligible to participate in the employee benefit plans maintained by the Company for its senior officers, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan. During his Employment, the Employee shall be eligible for paid vacations in accordance with the Company’s vacation policy, as it may be amended from time to time; provided that he shall be entitled to not less than 15 days of paid vacation per year.

4.       Business Expenses. During his Employment, the Employee shall be authorized to incur reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company’s generally applicable policies.

5.       Term of Employment.

(a)           Termination of Employment. The Company may terminate the Employee’s Employment at any time and for any reason (or no reason), and with or without Cause, by giving the Employee notice in writing. The Employee may terminate his Employment by giving the Company two weeks’ advance notice in writing. The Employee’s Employment shall terminate automatically in the event of his death. The termination of the Employee’s Employment shall not limit or otherwise affect his obligations under Section 8.

(b)           Employment at Will. The Employee’s Employment with the Company shall be “at will,” meaning that either the Employee or the Company shall be entitled to terminate the Employee’s Employment at any time and for any reason, with or without Cause. Any contrary representations that may have been made to the Employee shall be superseded by this Agreement. This Agreement shall constitute the full and complete agreement between the Employee and the Company on the “at will” nature of the Employee’s Employment, which may only be changed in an express written agreement signed by the Employee and a duly authorized officer of the Company.

(c)           Rights Upon Termination. Except as expressly provided in Section 6, upon the termination of the Employee’s Employment, the Employee shall only be entitled to the compensation, benefits and expense reimbursements that the Employee has earned under this Agreement before the effective date of the termination. The payments under this Agreement shall fully discharge all responsibilities of the Company to the Employee.

6.       Termination Benefits Absent Change in Control.

(a)           General Release and Resignations. Any other provision of this Agreement notwithstanding, Subsections (b), (c) and (d) below shall not apply unless the Employee:

(i)           Has executed a general release of all claims (in a reasonable form prescribed by the Company);

(ii)           Has returned all property of the Company in the Employee’s possession; and

(iii)           If requested by the Board, has resigned as a member of the Board (and, to the extent applicable, as a member of the Boards of Directors of any subsidiaries of the Company).

(b)           Severance Pay. If, during the term of this Agreement, the Company terminates the Employee’s Employment for any reason other than Cause, then the Company shall pay the Employee his Base Salary for a period of 12 months following the termination of his Employment. Such Base Salary shall be paid at the rate in effect at the time of the termination of Employment and in accordance with the Company’s standard payroll procedures.

(c)           Additional Vesting. If, during the term of this Agreement, the Company terminates the Employee’s Employment for any reason other than Cause, then the vested portion of the shares of the Company’s Common Stock subject to the Warrant shall be determined by adding 12 months to the actual length of his service with the Company.

(d)           Health Insurance. If, during the term of this Agreement, the Company terminates the Employee’s Employment for any reason other than Cause, and if the Employee elects to continue health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for himself and, if applicable, his dependents following the termination of his Employment, then the Company shall pay the monthly premium under COBRA for the Employee and, if applicable, such dependents until the earliest of (i) the first anniversary of the termination of his Employment, (ii) the expiration of the Employee’s continuation coverage under COBRA or (iii) the date when the Employee receives substantially equivalent health insurance coverage in connection with new employment or self-employment.

(e)           Definition of “Cause.” For all purposes under this Agreement, “Cause” shall mean:

(i)           Any act of misconduct or dishonesty by the Employee in the performance of his duties under this Agreement;

(ii)           Any willful failure by the Employee to attend to his duties under this Agreement;

(iii)           Any material breach of this Agreement; or

(iv)           The Employee's conviction of, or pleading guilty or nolo contendere to, any felony or misdemeanor involving theft, embezzlement, dishonesty or moral turpitude.

7.       Termination Benefits After Change in Control.

(a)           General Release and Resignations. Any other provision of this Agreement notwithstanding, Subsections (b), (c) and (d) below shall not apply unless the Employee:

(i)           Has executed a general release of all claims (in a reasonable form prescribed by the Company);

(ii)           Has returned all property of the Company in the Employee’s possession; and

(iii)           If requested by the Board, has resigned as a member of the Board (and, to the extent applicable, as a member of the Boards of Directors of any subsidiaries of the Company).

(b)           Severance Pay. If, within 12 months after a Change in Control, the Company or its successor terminates the Employee’s Employment for any reason other than Cause or he resigns for Good Reason, then the Company or its successor shall pay the Employee the sum of (i) his Base Salary for one year at the rate in effect at the time of the termination of Employment plus (ii) his target bonus for the year in which the termination of Employment occurs. Such amount shall be paid in a lump sum within 30 days after the effective date of the termination of Employment.

(c)           Additional Vesting. If, within 12 months after a Change in Control, the Company terminates the Employee’s Employment for any reason other than Cause or he resigns for Good Reason, then all shares of the Company’s Common Stock subject to the Warrant shall vest.

(d)           Health Insurance. If, within 12 months after a Change in Control, the Company terminates the Employee’s Employment for any reason other than Cause or he resigns for Good Reason, and if the Employee elects to continue health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for himself and, if applicable, his dependents following the termination of his Employment, then the Company shall pay the monthly premium under COBRA for the Employee and, if applicable, such dependents until the earliest of (i) the first anniversary of the termination of his Employment, (ii) the expiration of the Employee’s continuation coverage under COBRA or (iii) the date when the Employee receives substantially equivalent health insurance coverage in connection with new employment or self-employment.

(e)           Definition of “Change in Control.” For all purposes under this Agreement, “Change in Control” shall mean:

(i)           A merger, consolidation or reorganization approved by the Company’s stockholders, unless securities representing more than 50% of the total combined voting power of the outstanding voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction;

(ii)           The sale, transfer or other disposition of all or substantially all of the Company’s assets as an entirety or substantially as an entirety to any person, entity or group of persons acting in consort other than a sale, transfer or disposition to an entity, at least 50% of the combined voting power of the voting securities of which is owned by the Company or by stockholders of the Company in substantially the same proportion as their ownership of the Company immediately prior to such sale; or

(iii)           Any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, as amended (other than the Company or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company), becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 under such Act) of securities possessing (or convertible into or exercisable for securities possessing) more than 35% of the total combined voting power of the Company’s securities outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company’s stockholders.

(f)           Definition of “Good Reason.” For all purposes under this Agreement, “Good Reason” shall mean:

(i)           Any reduction in the aggregate level of the Employee’s Base Salary and annual target bonus; or

(ii)           Any material reduction in the Employee’s duties or responsibilities (measured in number of employees or budget responsibility).

8.       Proprietary Information and Inventions Agreement. The Employee has entered into a Proprietary Information and Inventions Agreement with the Company in the form attached hereto as Exhibit A, which is incorporated herein by this reference.

9.       Successors.

(a)           Company’s Successors. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which becomes bound by this Agreement.

(b)           Employee’s Successors. This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

10.       Arbitration.

(a)           Scope of Arbitration Requirement. The parties hereby waive their rights to a trial before a judge or jury and agree to arbitrate before a neutral arbitrator any and all claims or disputes arising out of this Agreement and any and all claims arising from or relating to the Employee’s Employment, including (but not limited to) claims against any current or former employee, director or agent of the Company, claims of wrongful termination, retaliation, discrimination, harassment, breach of contract, breach of the covenant of good faith and fair dealing, defamation, invasion of privacy, fraud, misrepresentation, constructive discharge or failure to provide a leave of absence, or claims regarding commissions, stock options or bonuses, infliction of emotional distress or unfair business practices.

(b)           Procedure. The arbitrator’s decision shall be written and shall include the findings of fact and law that support the decision. The arbitrator’s decision shall be final and binding on both parties, except to the extent applicable law allows for judicial review of arbitration awards. The arbitrator may award any remedies that would otherwise be available to the parties if they were to bring the dispute in court. The arbitration shall be conducted in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association; provided, however that the arbitrator shall allow the discovery that the arbitrator deems necessary for the parties to vindicate their respective claims or defenses. The arbitration shall take place in Atlanta, Georgia, or, at the Employee’s option, the county in which the Employee primarily worked with the Company at the time when the arbitrable dispute or claim first arose.

(c)           Attorneys’ Fees and Costs. The Company shall bear the cost of the arbitrator’s fee. The parties shall share the other costs of arbitration equally. In the event of arbitration or litigation between the parties, the prevailing party shall be entitled to reasonable attorneys’ fees.

(d)           Applicability. This Section 10 shall not apply to (i) workers’ compensation or unemployment insurance claims, (ii) claims concerning the validity, infringement or enforceability of any trade secret, patent right, copyright or any other trade secret or intellectual property held or sought by either the Employee or the Company (whether or not arising under the Proprietary Information and Inventions Agreement between the Employee and the Company) and (iii) claims concerning violations of Section 8. The Employee acknowledges that any breach of Section 8 will cause irreparable harm to the Company for which damages would not be an adequate remedy and that the Company, therefore, will be entitled to injunctive relief with respect thereto in addition to any other remedies.

11.       Miscellaneous Provisions.

(a)           Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address that he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

(b)           Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(c)           Whole Agreement. No other agreements, representations or understandings (whether oral or written and whether express or implied) that are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement and the Proprietary Information and Inventions Agreement contain the entire understanding of the parties with respect to the subject matter hereof.

(d)           Withholding Taxes. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

(e)           Choice of Law and Severability. This Agreement shall be interpreted in accordance with the laws of the State of Georgia (except their provisions governing the choice of law). If any provision of this Agreement becomes or is deemed invalid, illegal or unenforceable in any applicable jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the minimum extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision shall be stricken and the remainder of this Agreement shall continue in full force and effect. If any provision of this Agreement is rendered illegal by any present or future statute, law, ordinance or regulation (collectively the “Law”), then such provision shall be curtailed or limited only to the minimum extent necessary to bring such provision into compliance with the Law. All the other terms and provisions of this Agreement shall continue in full force and effect without impairment or limitation.

(f)           No Assignment. This Agreement and all rights and obligations of the Employee hereunder are personal to the Employee and may not be transferred or assigned by the Employee at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company’s obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company’s assets to such entity.

(g)           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer or a duly authorized member of its Board, as of the day and year first above written.

MULTI LINK TELECOMMUNICATIONS, INC.

By /s/ Dayne Wagoner

Title: Director

PHILIP S. PESIN

/s/ Philip S. Pesin

EXHIBIT A

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

In consideration of my employment or continued employment by Multi Link Telecommunications, Inc. (the “Company”), and the compensation now and hereafter paid to me, I hereby agree as follows:

1.     I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement or my employment with Company. I will not violate any agreement with or rights of any third party or, except as expressly authorized by Company in writing hereafter, use or disclose my own or any third party’s confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of Company. Further, I have not retained anything containing any confidential information of a prior employer or other third party, whether or not created by me.

2.     Company shall own all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, sui generis database rights and all other intellectual and industrial property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by me during the term of my employment with Company to and only to the fullest extent allowed by law (collectively “Inventions”) and I will promptly disclose all Inventions to Company. I hereby make all assignments necessary to accomplish the foregoing. I shall further assist Company, at Company’s expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owned or assigned. I hereby irrevocably designate and appoint Company as my agent and attorney-in-fact, coupled with an interest and with full power of substitution, to act for and in my behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by me. If I wish to clarify that something created by me prior to my employment that relates to Company’s actual or proposed business is not within the scope of this Agreement, I have listed it on Appendix A in a manner that does not violate any third party rights. Without limiting Section 1 or Company’s other rights and remedies, if, when acting within the scope of my employment or otherwise on behalf of Company, I use or (except pursuant to this Section 2) disclose my own or any third party’s confidential information or intellectual property (or if any Invention cannot be fully made, used, reproduced, distributed and otherwise exploited without using or violating the foregoing), Company will have and I hereby grant Company a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such confidential information and intellectual property rights.

3.     To the extent allowed by law, Section 2 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”). To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by Company and agree not to assert any Moral Rights with respect thereto. I will confirm any such ratifications, consents and agreements from time to time as requested by Company.

4.     I agree that all Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to customers or employees) I develop, learn or obtain during the term of my employment that relate to Company or the business or demonstrably anticipated business of Company or that are received by or for Company in confidence, constitute “Proprietary Information.” I will hold in confidence and not disclose or, except within the scope of my employment, use any Proprietary Information. However, I shall not be obligated under this paragraph with respect to information I can document is or becomes readily publicly available without restriction through no fault of mine. Upon termination of my employment, I will promptly return to Company all items containing or embodying Proprietary Information (including all copies), except that I may keep my personal copies of (i) my compensation records, (ii) materials distributed to shareholders generally and (iii) this Agreement. I also recognize and agree that I have no expectation of privacy with respect to Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, e-mail messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice.

5.     Until one (1) year after the term of my employment, I will not hire (or assist any other party or entity in hiring) any employee or consultant of Company or encourage or solicit any employee or consultant of Company to leave Company for any reason (except for the bona fide firing of Company personnel within the scope of my employment).

6.     I agree that during the term of my employment with Company (whether or not during business hours) and for a period of one (1) year after termination of such employment for any reason, I will not, within the United States and its territories, engage in any activity that is in any way competitive with the business or demonstrably anticipated business of Company, and I will not assist any other person or organization in competing or in preparing to compete with any business or demonstrably anticipated business of Company.

(a)           I understand and acknowledge that Company has made substantial investments to develop its business interests and goodwill. I agree that the limitations as to time, geographical area and scope of activity to be restrained in this Section 6 are reasonable and are not greater than necessary to protect the goodwill or other business interests of Company. I further agree that such investments are worthy of protection and that Company’s need for protection afforded by this Section 6 is greater than any hardship I may experience by complying with its terms.

(b)           I acknowledge that my violation or attempted violation of the agreements in this Section 6 will cause irreparable damage to Company or its affiliates, and I therefore agree that Company shall be entitled as a matter of right to an injunction, out of any court of competent jurisdiction, restraining any violation or further violation of such agreements by me or others acting on my behalf. Company’s right to injunctive relief shall be cumulative and in addition to any other remedies provided by law or equity.

(c)           Although the parties believe that the limitations as to time, geographical area and scope of activity contained herein are reasonable and do not impose a greater restraint than necessary to protect the goodwill or other business interests of Company, if it is judicially determined not to be the case, the limitations shall be reformed to the extent necessary to make them reasonable and not to impose a restraint that is greater than necessary to protect the goodwill or other business interests of Company.

7.     I agree that this Agreement is not an employment contract for any particular term and that I have the right to resign and Company has the right to terminate my employment at will, at any time, for any or no reason, with or without cause. In addition, this Agreement does not purport to set forth all of the terms and conditions of my employment, and, as an employee of Company, I have obligations to Company which are not set forth in this Agreement. However, the terms of this Agreement govern over any inconsistent terms and can only be changed by a subsequent written agreement signed by the President of Company.

8.     I agree that my obligations under Sections 2, 3, 4, 5 and 6 of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine. My obligations under Sections 2, 3 and 4 also shall be binding upon my heirs, executors, assigns, and administrators and shall inure to the benefit of Company, it subsidiaries, successors and assigns.

9.     Any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of Georgia without regard to the conflict of laws provisions thereof. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable Georgia law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms. I also understand that any breach of this Agreement will cause irreparable harm to Company for which damages would not be an adequate remedy, and, therefore, Company will be entitled to injunctive relief with respect thereto in addition to any other remedies and without any requirement to post bond.

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT THE COMPANY WILL RETAIN ONE COUNTERPART AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

Date: __________________	Employee

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Signature

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Name (Printed)